EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Argan Beauty Corp.

As independent registered public accountants, we hereby consent to the use of our audit report dated July 30, 2013, with respect to the financial statements of  Argan Beauty Corp. in its registration statement Form S-1 relating to the registration of 4,000,000 shares of common stock. We also consent to the reference of our firm under the caption “interest of named experts and counsel” in the registration statement.

/s/ KLJ & Associates, LLP

St. Louis Park, Minnesota
August 6, 2013

1660 Highway 100 South
Suite 500
St. Louis  Park, MN  55416
630.277.2330